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                                                                     EXHIBIT 3.5


                                    AMENDMENT
                                TO THE COMPANY'S
                 THIRD AMENDED AND RESTATED CODE OF REGULATIONS

     The Company's Third Amended and Restated Code of Regulations shall be amended to add the following provision:

                                  "ARTICLE XII

     Section 1701.831 of the Ohio Revised Code does not apply to control share acquisitions of shares of the Corporation."